                                                                   EXHIBIT 10.16

                               AMENDED SCHEDULE I

                           INVESTMENT POLICY GUIDELINE

I.       PORTFOLIO

         1. The Client is IPCRe LIMITED (formerly International Property Catastrophe Reinsurance Company Ltd.)

                  The invested portfolio is comprised of the assets held within the following accounts :

                  (i) AGM PROP Invests primarily in US Dollar High-Grade Fixed Income Securities

                  (ii) AGM PROM Invests primarily in Money Market Instruments in various currencies as directed by the Client from time to time.

                  (iii)    AGM PREP US Invests in US Equities only

                  (iv)     AGM PREP GE Invests in Global Equities

         hereinafter collectively referred to as "the Portfolio".

                  a. The Portfolio represents capital for solvency purposes of the Client.

                  b. The primary objective of the Portfolio is preservation of capital. A secondary objective is returns commensurate with the Benchmarks as hereinafter defined.

                  c. The Client acknowledges that these Guidelines apply at the time of purchase only, and failure to comply at a later date with any specific guideline or restriction contained in this Schedule 1 because of market fluctuation, changes in the capital structure of any Portfolio company, ratings agency or credit ratings changes or withdrawals or other events outside of the Company's control will not be deemed a breach of the this Agreement including this Schedule 1, provided that (i) the Company cures such failure to comply as soon as practicable after its discovery by the Company, or (ii) the Company believes that such a cure would not be in the Client's best interest, and the Client provides written or oral notice instructing the Company to allow the Portfolio to remain outside the Guidelines.

                  d. Any benchmarks or specific investment goals or objectives (whether included within these Guidelines or not) are targets only, and the Company shall not be liable to the Client or to any third party for the Company's failure to meet or outperform any such benchmark or investment goal or objective.

         2. The Portfolio is to be invested only in the asset class(es) detailed below; together with all subsequent additions thereto of which the Company is given notice, and all other property acquired therefrom, proceeds therefrom, or in substitution therefor, less authorized payment by the Custodian.

          Asset Class                         Min %       Max %
-----------------------------------------------------------------
[X]  Fixed Income Securities                    0          100
                                            --------    ---------
[X]  Money Market Instruments                   0          100
                                            --------    ---------
[X]  Equity Securities  *                       0           20
                                            --------    ---------
[ ]  Convertible Bonds
                                            --------    ---------
[ ]  Equity Derivatives
                                            --------    ---------
[ ]  Financial Derivatives
                                            --------    ---------
[X]  Foreign Exchange Contracts                 0           20
                                            --------    ---------
[ ]  Foreign Exchange Derivatives
                                            --------    ---------
[X]  Money Market Funds                         0          100
                                            --------    ---------
[X]  Repurchase Agreements                      0          100
                                            --------    ---------
[ ]
                                            --------    ---------
[ ]
                                            --------    ---------

         Other asset classes shall not be permitted without the express written approval of the Client.

         * Equity securities include investments in UCITS and other forms of mutual funds.

                  a. The Portfolio shall be denominated in US DOLLARS, hereinafter referred to as the Base Currency.

         3.       Counterparty Risk

                  a. Wherever possible, all securities transactions shall be executed "delivery versus payment."

                  b. All securities transactions shall be executed with commercial banks, investment banks, brokers and trading firms ("Counterparties") of recognized standing in the financial markets.

                  c. To the extent that OTC Options and other derivatives, Foreign Exchange Contracts and Repurchase Agreements are permitted in Section I.2, they shall be executed with Counterparties of recognized standing in the financial markets. Further, such Counterparties shall carry Investment Grade Ratings, as defined by Moody's or Standard & Poor's.

II.      BENCHMARK

         The Portfolio performance shall be measured against the following composite index:

                  Salomon Smith Barney Eurodollar Bonds 1-3 year AAA/AA Index       42.5
                                                                                ------------
                  Salomon Smith Barney Eurodollar Bonds 3-5 year AAA/AA Index       42.5
                                                                                ------------
                  US S & P 500 Index                                                 7.5
                                                                                ------------
                  MSCI World All Countries Free Daily Total Return Net (USD)         7.5
                                                                                ------------

III.     CUSTODIAN

         1. The main Custodian is AIG GLOBAL INVESTMENT TRUST SERVICES, LTD., although additional Custodian accounts may be opened with the approval of the Client.


IV.      GENERAL FIXED INCOME GUIDELINES

         1.       Currency

                  The Fixed Income portion of the Portfolio (hereafter, the "Fixed Income Portfolio") is a

                                      [ ] Single Currency Account

                                      [ ] Hedged Currency Account

                                      [X] Multi-Currency Account as hereinafter
                                          defined.

                  a. A Single Currency Account shall be invested 100% in the Base Currency as defined in Section I.2.a. Securities denominated in or linked to other currencies are permitted only at the direction of the Client.

                  b. A Hedged Currency Account shall be invested in securities denominated in or linked to any currency provided, however, that foreign exchange contracts, futures and/or options are executed to reduce the net non-Base Currency exposure to less than 5 % of the Portfolio Market Value.

                  c. A Multi-Currency Account shall be invested in securities denominated in or linked to any currency. Whether or not foreign exchange contracts, futures and or options are permitted in Section I.2., the non-Base Currency exposure of the Fixed Income Portfolio shall not exceed 20.0 % of the Fixed Income Portfolio Market Value. The net non-Base Currency exposure shall not exceed 20.0 % of the Fixed Income Portfolio Market Value

                           Unless permitted in Section I.2., Foreign Exchange Contracts shall not be executed for a Multi-Currency Account except for the acquisition or disposition of securities or for the conversion of coupon/dividend receipts to the Fixed Income Portfolio Base Currency; no hedging or speculative currency transactions are permitted.

         2.       Country Risk

                  The Fixed Income Portfolio is a    [X] Diversified Country
                                                         Risk Account

                                                     [ ] Targeted Country Risk
                                                         Account as hereinafter
                                                         defined.

                  All country limits are percent of Fixed Income Portfolio MARKET Value on date of purchase and refer to the country of issuer or guarantor. In the case of banking institutions, the country of a full branch shall be deemed to be the domicile of the head office. Country exposures shall not exceed the greater of the country limit or U.S. $5,000,000 equivalent at the time of purchase.

                  A Diversified Country Risk Account permits the following per country limits.

                  a.   United States                                                             100%

                  b.   Canada                        Switzerland                                  75%
                       Germany                       United Kingdom
                       Japan

                  c.   EEC, EIB, ECSC, World Bank (IBRD), Other Supranationals                    50%

                  d.   Australia    Finland          Luxembourg        Portugal                   25%
                       Austria      France           Netherlands       Spain
                       Belgium      Ireland          New Zealand       Sweden
                       Denmark      Italy            Norway

                  e.   Other (Total value of all securities not covered under IV.2.a.-d. above)   10%

         3.       Issuer Limits

                  a. Except in the case of Supranational, Sovereign, and Sovereign - supported issues, where the limits under
                           IV.2 above apply, the securities of one issuer should not exceed the greater of 10.0 % of the Fixed Income Portfolio MARKET Value or U.S. $5,000,000 at time of purchase.

         4.       Issue Limits

                  a. In the case of fixed income securities, no holding should exceed the greater of 10 % of the amount outstanding or U.S. $5,000,000 nominal at the time of purchase.

         5.       Maturity Limits

                  a. In the case of fixed income securities, no individual security shall have a remaining MODIFIED DURATION greater than EIGHT YEARS.

                  b. In the case of money market securities, no individual security shall have a remaining MATURITY greater than TEN YEARS, notwithstanding the frequency of any rate reset provision of the security.

                  c. The Fixed Income Portfolio shall maintain a target WEIGHTED AVERAGE MODIFIED DURATION of between approximately 1.25 AND 3.75 YEARS. For purposes of this calculation only, the maturity of a floating rate security is deemed to be its next succeeding reset date.

         6.       US Securities

                  The purchase of US securities IS permitted.

         7.       Credit Risk

                  a. All securities purchased for the Fixed Income Portfolio which carry a long term rating by either Standard & Poor's or Moody's shall have a rating of AA- or AA3 or better at the time of purchase.

                           Notwithstanding the foregoing, securities may be purchased for the Fixed Income Portfolio which have ratings of A- or A3 or better provided that, in aggregate, they do not constitute more than 25 % of the Fixed Income Portfolio MARKET Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

                           All securities purchased for the Fixed Income Portfolio which carry a short term rating by either Standard & Poor's or Moody's shall have a rating of A-1 or P-1 or better at the time of purchase. Notwithstanding the foregoing, securities may be purchased for the Fixed Income Portfolio which have ratings of A-2 or P-2 or better provided that, in aggregate, they do not constitute more than 25 % of the Fixed Income Portfolio MARKET Value. (Securities which are not so rated at the time of intended purchase shall not be permitted except on a case by case approval of the Client.)

                  b. Unrated securities ARE permitted. The unrated securities shall have credit quality at the time of purchase, as determined in good faith by the Company, equivalent to other permitted securities which are rated as in IV.7.a. The Client shall be notified at least quarterly as to the composition and status of the unrated securities held in the Fixed Income Portfolio.

                  c.       A security purchased either in accordance with
                           Section IV.7.a. which receives a downwardly revised rating or in accordance with Section IV.7.b. which receives a newly established rating that in either case would make such security ineligible for further purchase remains a permitted security to the extent of the then current holdings.

                  d. Private placements ARE permitted. Any private placements purchased for the Fixed Income Portfolio shall be marketable securities. This permission is specifically intended to allow the purchase of unlisted securities.

         8.       Realized Gains/Losses

                  Net realized capital gains and losses should be minimized. (For example: To the extent fixed income assets are permitted, bond switch activity to enhance returns is encouraged, but should not become excessive and should be undertaken within the context of minimizing net gains and losses).

V.       GENERAL EQUITY GUIDELINES

         1. The U.S. Equity portion of the Portfolio may utilize either or both of two equity strategies. The first seeks to replicate the aggregate price and yield performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), an index which emphasizes large capitalization companies in the United States. The second strategy is an actively managed equity Portfolio with emphasis on, but not limited to, large capitalization companies in the United States. It seeks to outperform the total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index").

         2. The Global Equity portion of the Portfolio seeks to outperform the total return of the MSCI World All Countries TR Free (USD) Index.

VI.      FEES

         The fee schedule will be calculated as follows: 0.35 % per annum on the first $100 MILLION U.S. dollars, or equivalent of Portfolio MARKET value; 0.25 % per annum on the next $100 MILLION; and 0.15 % per annum on any amount exceeding $200 MILLION.

         The fees will be calculated based on the previous month end MARKET value of the portfolio (including accrued interest) and are payable MONTHLY IN ARREARS. The fees shall be reduced proportionally for any part of a period in which this Agreement is not in full effect. The Client will be separately responsible for all brokerage commissions, taxes, custodian fees and any other transaction-related fees, and the Client authorizes the Company to incur and pay such expenses for the Portfolio as deemed appropriate by the Company.

         Pursuant to Section 17.3 of the Agreement, effective as of 24 December, 2001. this Amended Schedule 1 hereby supersedes and replaces in its entirety the previously effective Schedule 1, and all investment guidelines and restrictions therein, and any prior amendment or agreement, written or oral, between the parties, that may contradict the terms hereof; in all other respects, the Agreement, including all attachments, remains in full force and effect. Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement including the attachments thereto.


Signed by:         /s/ John Weale
          ----------------------------------
          John Weale
          Vice President
          for and on behalf of IPCRE LIMITED


Signed by:        /s/  Robert Hennessy
          ----------------------------------
          Robert Hennessy
          for and on behalf of
          AIG GLOBAL INVESTMENT CORP. (IRELAND) LIMITED